Exhibit No. 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of ION Networks, Inc. on Form S-8 of our report dated February 10, 2006, with respect to our audits of the consolidated financial statements of ION Networks, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004, appearing in the Annual Report on Form 10-KSB of ION Networks, Inc. for the year ended December 31, 2005.

/s/ Marcum & Kliegman llp

New York, New York

November 30, 2006